Exhibit 99.3

CONSOLIDATED FINANCIAL STATEMENTS and

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

First Bancorp of Durango, Inc. and Subsidiaries

As of June 30, 2018 and December 31, 2017

and for the six months ended June 30, 2018 and 2017

First Bancorp of Durango, Inc. and Subsidiaries

CONSOLIDATED BALANCE SHEETS

	June 30, 2018 (Unaudited)	December 31, 2017
	(in thousands)
ASSETS
Cash and due from banks	$14,479	$18,204
Interest-bearing deposits	71,253	38,757
Federal funds sold	220	—
Cash and cash equivalents	85,952	56,961
Securities available for sale	256,434	300,820
Nonmarketable equity securities	811	825
Loans held for sale	2,019	2,949
Loans	269,189	267,708
Less allowance for loan losses	(3,859)	(4,120)
Total loans	265,330	263,588
Premises and equipment, net	12,909	13,538
Accrued interest receivable	2,591	2,728
Real estate held for sale	66	1,882
Intangible assets	2,136	2,154
Other assets	577	775
	$628,825	$646,220
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Deposits
Noninterest-bearing	$105,172	$106,538
Interest-bearing	454,344	467,474
Total deposits	559,516	574,012
Repurchase agreements	446	631
Accrued interest payable	125	121
Federal Home Loan Bank borrowings	637	655
Other liabilities	1,777	2,236
Total liabilities	562,501	577,655
Commitments (notes 7 and 11)
Stockholders' equity
Preferred stock - nonvoting cumulative; $100 par value 100,000 shares authorized, none issued and outstanding	—	—
Common stock; no par value, stated value of $16.67 per share; 90,700 shares authorized; 23,066 shares issued and outstanding at June 30, 2018 and December 31, 2017	384	384
Additional paid-in capital	14,068	14,068
Retained earnings	53,674	53,999
Note receivable for issuance of common stock	(469)	(471)
Accumulated other comprehensive income (loss)	(1,333)	585
Total stockholders' equity	66,324	68,565
	$628,825	$646,220

See accompanying condensed notes to consolidated financial statements.

First Bancorp of Durango, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Six Months Ended June 30,
	2018	2017
	(in thousands)
Interest income:
Loans, including fees	$7,016	$6,026
Taxable investment securities	1,311	1,329
Tax-exempt investment securities	1,906	2,307
Interest-bearing deposits and federal funds sold	454	237
Dividends on nonmarketable equity securities	12	10
Total interest income	10,699	9,909
Interest expense:
Deposits	715	390
Repurchase agreements and federal funds purchased	—	1
Federal Home Loan Bank borrowings	20	21
Total interest expense	735	412
Net interest income	9,964	9,497
Reverse provision for loan losses	(119)	(255)
Net interest income after reverse provision for loan losses	10,083	9,752
Noninterest income:
Service charges on deposit accounts	683	655
ATM and debit card	1,044	891
Mortgage banking	218	238
Investment services	277	245
Net gain (loss) on sale of investment securities	—	(3)
Other	173	155
	2,395	2,181
Noninterest expense:
Salaries and employee benefits	4,870	4,849
Occupancy and equipment	1,151	1,117
Data processing	614	551
ATM and debit card	476	425
Marketing and business development	358	283
Professional and advisory fees	919	571
Regulatory assessments and deposit insurance	217	213
Foreclosed real estate, net	854	32
Investment services	167	166
Amortization of intangibles	18	26
Other	852	885
	10,496	9,118
NET INCOME	$1,982	$2,815

See accompanying condensed notes to consolidated financial statements.

First Bancorp of Durango, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(Unaudited)

	Six Months Ended June 30,
	2018	2017
	(in thousands)
Net income	$1,982	$2,815
Other comprehensive income (loss)
Net unrealized gains (losses) on securities available for sale	(1,918)	1,572
Reclassification adjustment for (gains) losses realized in net income	—	3
Total other comprehensive income (loss)	(1,918)	1,575
TOTAL COMPREHENSIVE INCOME	$64	$4,390

See accompanying condensed notes to consolidated financial statements.

First Bancorp of Durango, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

Six Months Ended June 30, 2018 and 2017

(Unaudited)

						Accumulated
			Additional		Note recievable	other
	Common stock		paid-in	Retained	for issuance	comprehensive
	Shares	Amount	capital	earnings	of common stock	income (loss)	Total
	(dollars in thousands)
Balance at December 31, 2016	23,066	$384	$14,068	$49,506	$(475)	$1,568	$65,051
Loan payments	—	—	—	—	2	—	2
Net income	—	—	—	2,815	—	—	2,815
Other comprehensive income	—	—	—	—	—	1,575	1,575
Cash dividends paid ($26.00 per share)	—	—	—	(600)	—	—	(600)
Balance at June 30, 2017	23,066	$384	$14,068	$51,721	$(473)	$3,143	$68,843

Balance at December 31, 2017	23,066	$384	$14,068	$53,999	$(471)	$585	$68,565
Loan payments	—	—	—	—	2	—	2
Net income	—	—	—	1,982	—	—	1,982
Other comprehensive loss	—	—	—	—	—	(1,918)	(1,918)
Cash dividends paid ($100.00 per share)	—	—	—	(2,307)	—	—	(2,307)
Balance at June 30, 2018	23,066	$384	$14,068	$53,674	$(469)	$(1,333)	$66,324

See accompanying condensed notes to consolidated financial statements.

First Bancorp of Durango, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended June 30,
	2018	2017
	(in thousands)
Cash flows from operating activities
Net income	$1,982	$2,815
Adjustments to reconcile net income to net cash provided by operating activities
Net loss on sale of investment securities	—	3
Net amortization of investment securities	1,144	1,641
Stock dividend on nonmarketable equity securities	(4)	(3)
Reverse provision for loan losses	(119)	(255)
Depreciation and amortization	600	541
Valuation allowances on real estate held for sale	324	—
Net loss on sales of real estate held for sale	473	35
Amortization of intangible assets	18	26
Net change in
Loans held for sale	930	(956)
Other assets and liabilities	(76)	(619)
Net cash provided by operating activities	5,272	3,228
Cash flows from investing activities
Purchases of securities available for sale	(1,996)	(41,258)
Proceeds from sales of securities available for sale	—	2,451
Maturities, calls and prepayments of securities available for sale	43,320	37,157
Purchase of nonmarketable equity securities	—	(12)
Redemption of nonmarketable equity securities	18	—
Loan originations and principal collections, net	(1,914)	(8,055)
Purchases of premises and equipment	(15)	(671)
Proceeds from sale of real estate held for sale	1,310	130
Net cash provided by (used by) investing activities	40,723	(10,258)
Cash flows from financing activities
Net change in deposits	(14,496)	(10,277)
Net change in repurchase agreements	(185)	(704)
Payments on Federal Home Loan Bank borrowings	(18)	(16)
Payments on note receivable for issuance of common stock	2	2
Dividends paid	(2,307)	(600)
Net cash used by financing activities	(17,004)	(11,595)
Net change in cash and cash equivalents	28,991	(18,625)
Cash and cash equivalents at beginning of period	56,961	88,634
Cash and cash equivalents at end of period	$85,952	$70,009
Supplemental Disclosures of Cash Flow Information: Cash paid for interest expense	$731	$430
Supplemental Disclosures of Non-Cash Transactions: Loans transferred to real estate held for sale	$291	$—

See accompanying condensed notes to consolidated financial statements.

First Bancorp of Durango, Inc. and Subsidiaries

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2018 and December 31, 2017

and for the six months ended June 30, 2018 and 2017

(Unaudited)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accounting and reporting policies of First Bancorp of Durango, Inc. and Subsidiaries conform to accounting principles generally accepted in the United States of America (“U.S. GAAP”) and to general practice within the banking industry.  The following is a summary of the significant accounting and reporting policies:

Organization and Basis of Presentation

First Bancorp of Durango, Inc. (“FBD”) is a multi-bank holding company that owns 100% of the common stock of The First National Bank of Durango (“FNB") and 100% of the common stock of Bank of New Mexico (“BNM”).  The entities are collectively referred to as "the Company.”

The accompanying unaudited consolidated financial statements include the consolidated totals of the accounts of FBD and its subsidiaries.  All significant intercompany accounts and transactions have been eliminated in consolidation.

The unaudited consolidated financial statements and notes herein have been prepared in accordance with U.S. GAAP for interim financial information and do not include all of the information and footnotes required by U.S. GAAP for annual financial statements.  However, the unaudited consolidated financial statements and notes herein reflect all normal and recurring adjustments which are, in the opinion of management, necessary for a fair presentation of the Company’s financial condition, results of operations, changes in comprehensive income and cash flows for the unaudited interim periods.

The results of operations for the six-month period ended June 30, 2018 are not necessarily indicative of the results to be expected for the year ending December 31, 2018 or any other period. The unaudited consolidated financial statements and notes herein should be read in conjunction with the Company’s audited consolidated financial statements and related notes thereto for the year ended December 31, 2017.

Nature of Operations

The Company provides a full range of banking and mortgage services to individual and business customers, principally in La Plata County, Colorado, and in Cibola, McKinley and Bernalillo Counties, New Mexico.  In 2017, the Company also opened a loan production office in Littleton, Colorado.

Use of Estimates

In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and revenues and expenses for the period.  Actual results could differ significantly from those estimates.

First Bancorp of Durango, Inc. and Subsidiaries

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2018 and December 31, 2017

and for the six months ended June 30, 2018 and 2017

(Unaudited)

Material estimates that are particularly susceptible to significant change in the near-term relate to the determination of the allowance for loan losses, the valuation of real estate held for sale and the fair value of investment securities.  In connection with the determination of the allowance for loan losses and the valuation of real estate held for sale, management obtains independent appraisals for significant properties and assesses estimated future cash flows from borrowers’ operations and the liquidation of loan collateral.  In connection with the determination of the fair value of investment securities, management obtains valuations from third-party investment accounting service providers except for certain securities internally valued using level 3 inputs (see note 10 on fair value measurement).

Investment Securities

Debt securities are classified as “available for sale.”  Available for sale securities are stated at estimated fair value, with unrealized gains and losses excluded from earnings and reported in other comprehensive income.

The amortized cost of debt securities classified as available for sale is adjusted for amortization of purchase premiums and accretion of purchase discounts.  Premiums and discounts are recognized in interest income using the interest method over the terms of the securities or to the call date, if earlier.  Gains and losses on the sale of securities are determined using the specific identification method.

Management evaluates securities for other-than-temporary impairment (“OTTI”) on at least a quarterly basis, and more frequently when economic or market conditions warrant such an evaluation.  For securities in an unrealized loss position, management considers the extent and duration of the unrealized loss, and the financial condition and near-term prospects of the issuer.  Management also assesses whether it intends to sell, or it is more likely than not that it will be required to sell, a security in an unrealized loss position before recovery of its amortized cost basis. If either of the criteria regarding intent or requirement to sell is met, the entire difference between amortized cost and fair value is recognized as an impairment charge to earnings.

For debt securities that do not meet the aforementioned criteria, the amount of impairment is split into two components as follows: 1) OTTI related to credit loss, which is recognized as an impairment charge to earnings, and 2) OTTI related to other factors, which is recognized in other comprehensive income.  The credit loss is defined as the difference between the present value of the cash flows expected to be collected and the amortized cost basis.  For equity securities, the entire amount of impairment is recognized through earnings.

Loans

Loans that the Company has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at their outstanding unpaid principal balances adjusted for charge-offs, the allowance for loan losses, deferred fees or costs on originated loans and purchase premiums or discounts on purchased loans.  Interest income is accrued on the unpaid principal balance.  Loan origination fees, net of certain direct origination costs, are deferred and recognized into interest income over the life of related loans using the interest method.

First Bancorp of Durango, Inc. and Subsidiaries

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2018 and December 31, 2017

and for the six months ended June 30, 2018 and 2017

(Unaudited)

Past due loans are any loans for which payments of interest, principal or both have not been received within the timeframes designated by the loan agreements.  Loans with payments in arrears but for which borrowers have resumed making scheduled payments are considered past due until arrearages are brought current. Loans that experience insignificant payment delays or payment shortfalls generally are not considered past due. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed.

The accrual of interest on any loan is discontinued at the time a loan is 90 days past due unless the loan is well secured and in process of collection.  Additionally, loans are placed on nonaccrual at an earlier date if collection of principal or interest is considered doubtful.  When placing a loan on nonaccrual status, interest accrued to date is generally reversed and is charged against the current year's interest income.  Payments received on a loan on nonaccrual status are applied against the balance of the loan. A loan is returned to accrual status when principal and interest are no longer past due and collectibility is no longer doubtful.

Troubled debt restructurings are loans for which concessions in terms have been made as a result of the borrower experiencing financial difficulty.  Generally, concessions granted to customers include lower interest rates and modification of the payment stream to lower or defer payments.  Interest on troubled debt restructurings is accrued under the new terms if the loans are performing and full collection of principal and interest is expected.  However, interest accruals are discontinued on troubled debt restructurings that meet the Company’s nonaccrual criteria.

Generally, loans are charged off in whole or in part after they become significantly past due unless the loan is in the process of restructuring.  Charge-offs are determined on a loan-by-loan basis and are based upon management’s monthly review of the carrying amount of loans and the amount estimated to be collectible as determined by analyses of expected future cash flows and the liquidation of loan collateral.

Allowance for Loan Losses

The allowance for loan losses is a valuation allowance for probable incurred credit losses, and is established through a provision for loan losses charged to earnings.  Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed.  Subsequent recoveries, if any, are credited to the allowance.  The allowance consists of specific and general components as follows:

1)

The specific component relates to loans that are considered impaired, and is comprised of valuation allowances calculated on a loan-by-loan basis for impaired loans in excess of a nominal percentage of each Banks’ capital, and calculated on a pool basis for impaired loans below the percentage-of-capital thresholds. Impaired loans are all specifically identified loans for which it is probable that the Company will not collect all amounts due according to the contractual terms of the loan agreement.  Factors considered by management in determining whether a loan is impaired include payment status, collateral value, the borrower’s financial condition and overall loan quality as determined by an internal loan grading system.

First Bancorp of Durango, Inc. and Subsidiaries

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2018 and December 31, 2017

and for the six months ended June 30, 2018 and 2017

(Unaudited)

Included in impaired loans are all nonaccrual loans and all troubled debt restructurings.  Loans that experience insignificant payment delays or payment shortfalls generally are not considered impaired.  For individually evaluated impaired loans for which repayment is expected solely from the collateral, impairment is measured based on the fair value of the collateral.  For other individually evaluated impaired loans, impairment may be measured based on the fair value of the collateral or on the present value of expected future cash flows discounted at the loan’s original effective interest rate.  For impaired loans evaluated on a pool basis, impairment is measured based on statistics reflective of the increased risk of the loan pool.   When the measure of the impaired loan is less than the recorded investment in the loan, the impairment is recorded through a valuation allowance.

2)

The general component relates to non-impaired loans, and is based on historical loss experience adjusted for the effects of qualitative factors that are likely to cause estimated credit losses as of the evaluation date to differ from the portfolio’s historical loss experience.  Qualitative factors include the following: economic conditions; industry conditions; changes in lending policies and procedures; trends in the volume and terms of loans; the experience, ability and depth of lending staff; levels and trends in delinquencies and impaired loans; levels and trends in charge-off and recovery activity; levels and trends of loan quality as determined by an internal loan grading system; portfolio concentrations.

Although the allowance contains a specific component, the entire allowance is available for any loan that, in management’s judgment, should be charged off.

On a quarterly basis, management estimates the allowance balance required using the criteria identified above in relation to the relevant risks for each of the Company’s major loan segments.  The most significant overall risk factors for both the Company’s commercial and consumer portfolios is the strength of the real estate market in the Company’s lending areas.

First Bancorp of Durango, Inc. and Subsidiaries

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2018 and December 31, 2017

and for the six months ended June 30, 2018 and 2017

(Unaudited)

The quality of the Company's loan portfolio is assessed as a function of the levels of past due loans and impaired loans, and internal credit quality ratings which are updated quarterly by management. The ratings on the Company’s internal credit scale are broadly grouped into the categories “non-classified” and “classified.”  Non-classified loans are those loans with minimal identified credit risk, as well as loans with potential credit weaknesses which deserve management’s attention but for which full collection of contractual principal and interest is not significantly at risk.  Classified loans are those loans that have well-defined weakness that put full collection of contractual principal or interest at risk, and classified loans for which it is probable that the Company will not collect all contractual principal or interest are also considered impaired. The credit quality ratings are an important part of the Company's overall credit risk management process and are considered in the determination of the allowance for loan losses.

Determination of the allowance is inherently subjective as it requires estimates that are susceptible to significant revision as new information becomes available.  In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Company's allowance.  Such agencies may require the Company to recognize additional losses based on their judgments about information available to them at the time of their examination.

Income Taxes

The Company is taxed under the provisions of Subchapter S of the Internal Revenue Code.  Under those provisions, subject to certain exceptions, the Company neither pays corporate income taxes on its taxable income nor is allowed to carry back losses to claim refunds for previously paid income taxes. Instead, the stockholders of the Company include their respective shares of consolidated taxable income or loss in their individual income tax returns. Accordingly, no income taxes are reflected in the consolidated financial statements.

Loss Contingencies

Loss contingencies, including claims and legal actions arising in the ordinary course of business, are recorded as liabilities when the likelihood of loss is probable and an amount or range of loss can be reasonably estimated.  Management does not believe there now are such matters that will have a material effect on the consolidated financial statements.

Fair Value Measurements

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants, excluding transaction costs. When measuring fair value, entities should maximize the use of observable inputs and minimize the use of unobservable inputs. The following describes the three levels of inputs that may be used to measure fair value:

▪	Level 1 Inputs - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

▪

Level 2 Inputs— Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

▪	Level 3 Inputs—Unobservable inputs that reflect an entity’s own assumptions about the assumptions that market participants would use in pricing the assets or liabilities.

First Bancorp of Durango, Inc. and Subsidiaries

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2018 and December 31, 2017

and for the six months ended June 30, 2018 and 2017

(Unaudited)

Significant Applicable Accounting Standards Updates Not Yet Effective

Accounting Standards Update 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments.   Under the new standard, the Company will be required to convert from the existing incurred-loss model for determining the allowance for loan losses to an expected-loss model.  An expected-loss model will determine the allowance for loan losses balance based upon credit losses expected to be incurred over the life of the loan portfolio, and will consider not only current credit conditions but also reasonably supportable expectations as to future credit conditions.  The standard will also require securities held to maturity to be evaluated for impairment under an expected-loss model.  The standard is effective for the Company beginning January 1, 2022.  Management is in the processing of determining the impact of the standard on the Company’s consolidated financial statements.

Accounting Standards Update 2016-02, Leases (Topic 326).   Under the new standard, the Company will be required to record a right-of-use asset for leased property and also record a corresponding lease liability.   In general, rather than expense lease payments as they are made as currently done under operating lease guidance, the right-of-use asset will be amortized to expense over the lease term and lease payments will reduce the lease obligation.   The standard is effective for the Company beginning January 1, 2020, and is not expected to have a significant impact on the consolidated financial statements.

The Financial Accounting Standards Board recently issued Accounting Standards Update 2016-01, Financial Instruments – Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities.  Under the new standard, certain equity investments are required to be carried at fair value, with changes in fair value recognized in net income. This applies to equity investments with readily determinable fair values that are not consolidated or carried on the equity method.  Debt securities classified as available-for-sale will continue to be carried at fair value with changes in fair value recorded through other comprehensive income.  The standard is effective for the Company beginning January 1, 2019, and is not expected to have a significant impact to the consolidated financial statements.

Accounting Standards Update 2014-09, Revenue from Contracts With Customers (Topic 606).  The new standard prescribes a five-step model to determine the amount and timing of revenue recognition related to the consideration the Company expects to receive from the transfer of goods and services.  The standard does not apply to financial instruments, and accordingly will not impact the Company’s recognition of interest income on its loans and investment securities, and will not impact the Company’s recognition of revenue from sales or transfers of loans and investment securities.  The standard is effective for the Company beginning January 1, 2019, and is not expected to have a significant impact to the consolidated financial statements.

First Bancorp of Durango, Inc. and Subsidiaries

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2018 and December 31, 2017

and for the six months ended June 30, 2018 and 2017

(Unaudited)

Subsequent Events

Management evaluates events occurring subsequent to the balance sheet date, through the date the financial statements are eligible to be issued, to determine whether the events require recognition or disclosure in the financial statements.  With respect to the June 30, 2018 financial statements, Management has considered subsequent events through August 29, 2018.

NOTE 2 - INVESTMENT SECURITIES

The amortized cost and fair value of investment securities available for sale, with gross unrealized gains and losses, follows:

	June 30, 2018
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	(in thousands)
Debt securities
U.S. government agency	$3,600	$—	$(53)	$3,547
State and municipal	170,253	931	(906)	170,278
Corporate and foreign	79,257	17	(1,385)	77,889
Pass-through	4,657	102	(39)	4,720
	$257,767	$1,050	$(2,383)	$256,434

	December 31, 2017
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	(in thousands)
Debt securities
U.S. government agency	$4,401	$—	$(33)	$4,368
State and municipal	200,878	1,507	(685)	201,700
Corporate and foreign	89,685	109	(429)	89,365
Pass-through	5,271	132	(16)	5,387
	$300,235	$1,748	$(1,163)	$300,820

First Bancorp of Durango, Inc. and Subsidiaries

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2018 and December 31, 2017

and for the six months ended June 30, 2018 and 2017

(Unaudited)

Pass-through securities listed above are comprised of a mix of mortgage-backed securities, SBA loan pools and student loan pools.

The amortized cost and fair value of debt securities available for sale at June 30, 2018, by contractual maturity, follows:

	Available-for-Sale
	Amortized Cost	Fair Value
	(in thousands)
Due in one year or less	$70,416	$70,418
Due after one through five years	159,851	158,349
Due after five years through ten years	24,307	24,416
Due after ten years	3,193	3,251
	$257,767	$256,434

Various investments, including pass-through securities, may have actual maturities that differ from contractual maturities due to paydowns on the assets underlying the bonds or early call provisions.

Information pertaining to securities available for sale, with gross unrealized losses aggregated by investment category and length of time that individual securities have been in a continuous loss position, follows:

	June 30, 2018
	Less than 12 months		Over 12 months
	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value
	(in thousands)
U.S. government agency	$2	$599	$51	$2,948
State and municipal	799	93,649	107	12,590
Corporate and foreign	1,176	60,349	209	11,552
Pass-through	33	1,773	6	395
	$2,010	$156,370	$373	$27,485

First Bancorp of Durango, Inc. and Subsidiaries

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2018 and December 31, 2017

and for the six months ended June 30, 2018 and 2017

(Unaudited)

	December 31, 2017
	Less than 12 months		Over 12 months
	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value
	(in thousands)
U.S. government agency	$2	$1,399	$31	$2,969
State and municipal	574	94,724	111	16,211
Corporate and foreign	342	49,364	87	9,539
Pass-through	10	1,113	6	751
	$928	$146,600	$235	$29,470

At June 30, 2018, unrealized losses are largely due to differences in market yields as compared to yields available at the time securities were purchased. Management has performed analyses of investment credit quality and cash flows, and does not believe that any securities are impaired due to reasons of credit quality.  The Company has the ability and intent to hold investment securities for a period of time sufficient for a recovery of cost, and fair value is expected to recover as bonds approach maturity.  Accordingly, as of June 30, 2018, management believes the unrealized losses detailed in the table above are temporary.

Investment securities with carrying values of $60,470,000 and $70,391,000 at June 30, 2018 and December 31,  2017, respectively, were pledged as collateral on public deposits and for other purposes.

Gross realized gains and losses on sales of securities available for sale are as follows:

	Six Months Ended June 30,
	2018	2017
	(in thousands)
Gross realized gains	$—	$—
Gross realized losses	—	(3)
	$—	$(3)

First Bancorp of Durango, Inc. and Subsidiaries

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2018 and December 31, 2017

and for the six months ended June 30, 2018 and 2017

(Unaudited)

NOTE 3 - LOANS AND ALLOWANCE FOR LOAN LOSSES

Major classifications of loans are as follows:

	June 30, 2018	December 31, 2017
	(in thousands)
Real Estate
Construction, land and land development	$28,403	$27,536
Commercial	127,853	129,054
Residential	69,466	67,406
Farmland	5,408	5,748
	231,130	229,744
Commercial	31,499	31,191
Consumer	5,701	5,863
Agricultural production	1,195	1,178
Other	222	241
Total loans	269,747	268,217
Less unearned loan fees	(558)	(509)
Net Loans	$269,189	$267,708

Loans with carrying values of $233,163,000 and $233,436,000 at June 30, 2018 and December 31, 2017, respectively, were pledged as collateral for Federal Home Loan Bank and other borrowings.

First Bancorp of Durango, Inc. and Subsidiaries

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2018 and December 31, 2017

and for the six months ended June 30, 2018 and 2017

(Unaudited)

Transactions in the allowance for loan losses are as follows:

	Construction, Land and Land Development	Commercial Real Estate	Residential Real Estate	Commercial	Other	Total
	(in thousands)
Balance, December 31, 2016	$279	$1,669	$1,373	$657	$215	$4,193
Provision for loan losses	(11)	(121)	(91)	(22)	(10)	(255)
(Charge-offs)	—	—	(45)	—	(59)	(104)
Recoveries	1	—	45	10	22	78
Net (charge-offs) recoveries	1	—	—	10	(37)	(26)
Balance, June 30, 2017	$269	$1,548	$1,282	$645	$168	$3,912
Balance, December 31, 2017	$183	$1,949	$1,470	$355	$163	$4,120
Provision for loan losses	(4)	(93)	(277)	205	50	(119)
(Charge-offs)	—	—	—	(232)	(95)	(327)
Recoveries	3	—	—	132	50	185
Net (charge-offs) recoveries	3	—	—	(100)	(45)	(142)
Balance, June 30, 2018	$182	$1,856	$1,193	$460	$168	$3,859

First Bancorp of Durango, Inc. and Subsidiaries

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2018 and December 31, 2017

and for the six months ended June 30, 2018 and 2017

(Unaudited)

Components of the allowance for loan losses, and the related carrying amount of loans for which the allowance is determined, are as follows:

	June 30, 2018
	Construction, Land and Land Development	Commercial Real Estate	Residential Real Estate	Commercial	Other	Total
	(in thousands)
Allocation of Allowance To:
Impaired loans - evaluated individually	$—	$—	$49	$354	$—	$403
Impaired loans - evaluated collectively	8	4	17	—	2	31
Total impaired loans	8	4	66	354	2	434
Unimpaired loans - evaluated collectively	174	1,852	1,127	106	166	3,425
	$182	$1,856	$1,193	$460	$168	$3,859
Recorded Investment In:
Impaired loans - evaluated individually	$143	$—	$943	$793	$—	$1,879
Impaired loans - evaluated collectively	77	27	163	—	10	277
Total impaired loans	220	27	1,106	793	10	2,156
Unimpaired loans - evaluated collectively	28,183	127,826	68,360	30,706	12,516	267,591
	$28,403	$127,853	$69,466	$31,499	$12,526	$269,747

	December 31, 2017
	Construction, Land and Land Development	Commercial Real Estate	Residential Real Estate	Commercial	Other	Total
	(in thousands)
Allocation of Allowance To:
Impaired loans - evaluated individually	$—	$74	$7	$300	$—	$381
Impaired loans - evaluated collectively	8	4	1	—	1	14
Total impaired loans	8	78	8	300	1	395
Unimpaired loans - evaluated collectively	175	1,871	1,462	55	162	3,725
	$183	$1,949	$1,470	$355	$163	$4,120
Recorded Investment In:
Impaired loans - evaluated individually	$143	$2,801	$962	$906	$—	$4,812
Impaired loans - evaluated collectively	77	27	1,785	—	11	1,900
Total impaired loans	220	2,828	2,747	906	11	6,712
Unimpaired loans - evaluated collectively	27,316	126,226	64,659	30,285	13,019	261,505
	$27,536	$129,054	$67,406	$31,191	$13,030	$268,217

First Bancorp of Durango, Inc. and Subsidiaries

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2018 and December 31, 2017

and for the six months ended June 30, 2018 and 2017

(Unaudited)

Information relative to impaired loans is as follows:

	June 30, 2018				Six Months Ended June 30, 2018
	Recorded Investment In:
	Impaired Loans With No Valuation Allowance	Impaired Loans With A Valuation Allowance	Total Impaired Loans	Valuation Allowance on Impaired Loans	Average Recorded Investment In Impaired Loans
	(in thousands)
Construction, Land and Land Development
Residential 1-4 family	$—	$—	$—	$—	$—
Other	143	77	220	8	220
Commercial Real Estate	—	27	27	4	1,428
Residential Real Estate
Residential 1-4 family	—	1,106	1,106	66	1,927
Multifamily	—	—	—	—	—
Commercial	270	523	793	354	850
Other	—	10	10	2	11
	$413	$1,743	$2,156	$434	$4,436

	December 31, 2017				Year Ended December 31, 2017
	Recorded Investment In:
	Impaired Loans With No Valuation Allowance	Impaired Loans With A Valuation Allowance	Total Impaired Loans	Valuation Allowance on Impaired Loans	Average Recorded Investment In Impaired Loans
	(in thousands)
Construction, Land and Land Development
Residential 1-4 family	$—	$—	$—	$—	$—
Other	143	77	220	8	115
Commercial Real Estate	2,676	152	2,828	78	2,825
Residential Real Estate
Residential 1-4 family	2,631	116	2,747	8	2,378
Multifamily	—	—	—	—	—
Commercial	31	875	906	300	603
Other	—	11	11	1	13
	$5,481	$1,231	$6,712	$395	$5,934

Interest income recognized on impaired loans is immaterial to the financial statements for the six months ended June 30, 2018 and 2017. There are no commitments to extend credit on impaired loans at June 30, 2018.

First Bancorp of Durango, Inc. and Subsidiaries

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2018 and December 31, 2017

and for the six months ended June 30, 2018 and 2017

(Unaudited)

The carrying amount of loans by performance status and credit quality indicator are as follows:

	June 30, 2018
	Loans By Past Due and Performance Status					Loans By Credit Quality Indicator
	Accruing Loans						Classified
	Current	30-89 Days Past Due	90 Days or More Past Due	Non- accrual Loans	Total Loans	Non- classified	Unimpaired	Impaired
	(in thousands)
Construction, Land and Land Development
Residential 1-4 family	$4,575	$—	$—	$—	$4,575	$4,575	$—	$—
Other	20,228	3,380	—	220	23,828	19,151	4,457	220
Commercial Real Estate	127,346	480	—	27	127,853	127,460	366	27
Residential Real Estate
Residential 1-4 family	57,576	168	—	1,106	58,850	57,716	28	1,106
Multifamily	10,616	—	—	—	10,616	10,616	—	—
Commercial	29,452	1,254	—	793	31,499	30,706	—	793
Other	12,413	103	—	10	12,526	12,497	19	10
	$262,206	$5,385	—	$2,156	$269,747	$262,721	$4,870	$2,156

	December 31, 2017
	Loans By Past Due and Performance Status					Loans By Credit Quality Indicator
	Accruing Loans						Classified
	Current	30-89 Days Past Due	90 Days or More Past Due	Non- accrual Loans	Total Loans	Non- classified	Unimpaired	Impaired
	(in thousands)
Construction, Land and Land Development
Residential 1-4 family	$4,797	$—	$—	$—	$4,797	$4,797	$—	$—
Other	22,419	100	—	220	22,739	22,519	—	220
Commercial Real Estate	128,902	—	—	152	129,054	125,740	486	2,828
Residential Real Estate
Residential 1-4 family	56,719	224	451	972	58,366	55,588	31	2,747
Multifamily	9,040	—	—	—	9,040	9,040	—	—
Commercial	30,166	119	—	906	31,191	30,166	119	906
Other	12,782	237	—	11	13,030	12,992	27	11
	$264,825	$680	$451	$2,261	$268,217	$260,842	$663	$6,712

First Bancorp of Durango, Inc. and Subsidiaries

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2018 and December 31, 2017

and for the six months ended June 30, 2018 and 2017

(Unaudited)

Information relative to troubled debt restructurings included in impaired loans is as follows:

	June 30, 2018
	Recorded investment	Valuation allowance
	(in thousands)
Commercial	$238	$—

	December 31, 2017
	Recorded investment	Valuation allowance
	(in thousands)
Commercial Real Estate	$2,676	$—
Residential Real Estate
Residential 1-4 family	1,775	—
Commercial	290	73
Other	5	1
	$4,746	$74

At June 30, 2018, all troubled debt restructurings are on nonaccrual status.  At December 31, 2017, the $290,000 of commercial loan troubled debt restructurings and $5,000 of other troubled debt restructurings are on nonaccrual status.

First Bancorp of Durango, Inc. and Subsidiaries

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2018 and December 31, 2017

and for the six months ended June 30, 2018 and 2017

(Unaudited)

NOTE 4 – INTANGIBLE ASSETS

Intangible assets consist of the following:

	June 30, 2018	December 31, 2017
	(in thousands)
Goodwill	$2,119	$2,119
Core deposit intangible	2,322	2,322
Less accumulated amortization	(2,305)	(2,287)
	17	35
	$2,136	$2,154

The core deposit intangible will be fully amortized within one year.

NOTE 5 - DEPOSITS

Interest-bearing deposits are summarized as follows:

	June 30, 2018	December 31, 2017
	(in thousands)
Money market and NOW accounts	$270,614	$280,067
Savings accounts	116,380	116,100
Time deposits
$250,000 and greater	14,552	14,414
Less than $250,000	52,798	56,893
Total time deposits	67,350	71,307
	$454,344	$467,474

First Bancorp of Durango, Inc. and Subsidiaries

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2018 and December 31, 2017

and for the six months ended June 30, 2018 and 2017

(Unaudited)

Scheduled maturities of time deposits at June 30, 2018 are as follows:

Twelve Months Ending June 30,	(in thousands)
2019	$33,572
2020	15,419
2021	4,933
2022	4,133
2023	2,469
Thereafter	6,824
$67,350

NOTE 6 - EMPLOYEE BENEFIT PLANS

Defined Contribution and Profit Sharing

The Company has a defined contribution and profit sharing plan in which substantially all full-time employees have elected to participate.  Employees may contribute from 1% to 75% of their compensation to the plan, subject to certain limits based on federal tax laws.  The Company may make safe harbor contributions to the plan of 3% of participants’ compensation and these contributions are immediately vested.  Additionally, based on certain performance measures of the Banks, the Company may make profit sharing contributions of up to 12% of participants’ compensation. Company profit sharing contributions vest to participant’s over six years.  Expense attributable to this plan for the six months ended June 30, 2018 and 2017 ,was $168,000 and $182,000, respectively.

Stock Appreciation Rights

The Company has a Stock Appreciation Right (SAR) plan for key employees.  Under the plan, participants are granted a number of SARs at the discretion of the Company’s Board of Directors. Each SAR entitles the holder to the book value appreciation of the Company’s common stock during the four-year period following the date of grant.  The value of the stock appreciation vests in the fifth year, at which time the holder is entitled to receive the value in cash.  Expense (benefit) attributable to the plan for the six months ended June 30, 2018 and 2017 was $(5,000) and $31,000, respectively.

Note Receivable for Issuance of Common Stock and Restricted Stock

The Company’s Note Receivable for Issuance of Common Stock was issued in 2015 for the purpose of facilitating an executive officer’s purchase of 230 shares of common stock that are subject to various restrictions on transfers, forfeiture provisions, and other call and put provisions.  Though the transfer restrictions and forfeiture provisions lapse at 20% per year through June, 2020, the stock remains subject to collateral provisions of the loan.  The loan requires annual principal payments of at least 10% of the amount borrowed through 2025, along with interest that accrues at 1.53%.  The related Stock Purchase and Restriction Agreement (the “Agreement”) provides for annual bonus opportunities of 10% of the original amount borrowed based on certain performance metrics of the Company, the proceeds of which could be used to fund annual payments on the note payable.

First Bancorp of Durango, Inc. and Subsidiaries

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2018 and December 31, 2017

and for the six months ended June 30, 2018 and 2017

(Unaudited)

No bonuses have been earned under the plan to date, and the Agreement allows for deferral of each annual loan payment to final maturity in 2025 in the event a bonus is not awarded for the year.  In the event of a sale of the Company, a bonus equal to the outstanding balance of the loan, plus a gross-up for related personal taxes thereon, is awarded.

NOTE 7 - FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

The Company is a party to credit related financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers.  These financial instruments include commitments to extend credit and letters of credit.  Such commitments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated balance sheets.  The Company’s exposure to credit loss is represented by the contractual amount of these commitments.  The Company follows the same credit policies in making commitments as it does for on-balance sheet instruments.

The following financial instruments were outstanding whose contract amounts represent credit risk:

	June 30, 2018	December 31, 2017
	(in thousands)
Commitments to extend credit	$58,320	$63,040
Letters of credit	536	1,005
	$58,856	$64,045

Commitments to extend credit are agreements to lend to a customer as long as there is no breach of any condition established in the contract.  Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee.  Since many of the commitments may expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.  The Company evaluates each customer's credit-worthiness on a case-by-case basis.  The amount of collateral obtained, if deemed necessary, by the Company upon extension of credit is based on management's credit evaluation of the customer.  Collateral held varies, but may include accounts receivable, inventory, property, plant and equipment and real estate.  Some unfunded commitments under commercial lines of credit, revolving lines of credit and overdraft protection agreements are uncollateralized.

Letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party.  The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

The Company establishes an allowance for losses on unfunded credit commitments as losses are estimated to have occurred.  During each of the six-month periods ended June 30, 2018 and 2017, the provision for unfunded credit commitments was $-0-. At both June 30, 2018 and December 31, 2017, the balance of the allowance for unfunded credit commitments was $120,000.

First Bancorp of Durango, Inc. and Subsidiaries

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2018 and December 31, 2017

and for the six months ended June 30, 2018 and 2017

(Unaudited)

NOTE 8 - RELATED PARTY TRANSACTIONS

In the ordinary course of business, the Company has transactions with principal shareholders, directors, executive officers and parties affiliated with these persons (collectively “insiders”). At June 30, 2018 and December 31, 2017, the Company had loans to insiders aggregating $1,700,000 and $1,884,000, respectively.  In management's opinion, the terms of these loans, including interest rates and collateral, were comparable to terms afforded non-related borrowers.  At June 30, 2018 and December 31, 2017, deposits by insiders totaled $12,770,000 and $12,454,000 respectively.

The Company is affiliated with other banks through common ownership.  The Company had loan participations sold to these affiliates of $2,640,000 and $-0- at June 30, 2018 and December 31, 2017, respectively.  The Company had loan participations purchased from these affiliates of $4,695,000 and $6,914,000 at June 30, 2018 and December 31 2017, respectively.

The Company provides item processing and data processing services for Citizens Bank of Pagosa Springs, a bank affiliated through common ownership.  Fees received by the Company for these services totaled $32,000 for each of the six months ended June 30, 2018 and 2017.

The Company is affiliated with several non-bank entities through common ownership.  These affiliates provide various management services to the Company.  The Company paid the affiliates $369,000 during each of the six-month periods ended June 30, 2018 and 2017. Included in these payments are reimbursements for certain expenses incurred on the Company’s behalf.

NOTE 9 - REGULATORY MATTERS

Banks and bank holding companies are subject to various regulatory capital requirements administered by state and federal banking agencies.  Capital adequacy guidelines, and additionally for banks prompt corrective action regulations, involve quantitative measures of assets, liabilities, and certain off-balance-sheet items calculated under regulatory accounting practices.  Capital amounts and classifications are also subject to qualitative judgments by regulators about components, risk weighting and other factors.

The Basel III Capital Rules became effective for the Banks on January 1, 2015, subject to a phase-in for certain provisions.  Quantitative measures established by the Basel III Capital Rules to ensure capital adequacy require the maintenance of minimum amounts and ratios (set forth in the table below) of common equity tier 1 capital, tier 1 capital and total capital (as defined in the regulations) to risk-weighted assets (as defined), and of tier 1 capital to quarterly average assets (as defined).

The Banks’ regulatory capital is comprised of the following:  1) Common equity tier 1 capital – consisting of common stock and related paid-in-capital and retained earnings, net of certain intangible asset balances; 2) Additional tier 1 capital – there are no components of tier 1 capital beyond common equity tier 1 capital; 3) Tier 2 capital - consisting of a permissible portion of the allowance for loan losses; and 4) total capital - the aggregate of  all tier 1 and tier 2 capital.  In connection with the adoption of the Basel III Capital Rules, the Banks elected to opt-out of the requirement to include most components of accumulated other comprehensive income in common equity tier 1 capital.

First Bancorp of Durango, Inc. and Subsidiaries

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2018 and December 31, 2017

and for the six months ended June 30, 2018 and 2017

(Unaudited)

When fully phased in on January 1, 2019, the Basel III capital rules will require the Banks to maintain a minimum ratio of common equity tier 1 capital to risk-weighted assets of at least 4.5%, plus a 2.5% “capital conservation buffer” (which is added to the 4.5% common equity tier 1 capital ratio as the buffer is phased in, effectively resulting in a minimum ratio of common equity tier 1 capital to risk-weighted assets of 7% upon full phase in).  The Banks will also be required to maintain a tier 1 capital to risk-weighted assets ratio of 6.0% (8.5% including the capital conservation buffer), a total capital to risk-weighted assets ratio of 8.0% (10.5% including the capital conservation buffer), and a tier 1 capital to quarterly average assets ratio of 4.0%.

The aforementioned capital conservation buffer phases in at 0.625% annually over a four-year period beginning January 1, 2016, and is designed to absorb losses during periods of economic stress.  Banking institutions with capital ratios above the base minimums but below the effective minimums (which include the buffer) will face constraints on dividends, equity repurchases and compensation based on the amount of the shortfall.

The following table presents actual and required capital ratios as of June 30, 2018 and December 31, 2017 and for the Banks under the Basel III Capital Rules.  The minimum required capital amounts presented include the minimum required capital levels based on the phase-in provisions of the Basel III Capital Rules and the minimum required capital levels as of January 1, 2019 when the Basel III Capital rules have been fully phased-in, and include the capital conservation buffer.  Capital levels required to be considered well capitalized are based on prompt corrective action regulations, as amended to reflect changes under the Basel III Capital Rules.

	Actual		Minimum required for capital adequacy purposes - Basel III phase-in		Minimum required for capital adequacy purposes - Basel III fully phased-in		Required to be considered well capitalized
	Amount	Ratio	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(dollars in thousands)
As of June 30, 2018
First National Bank of Durango
Total capital (to risk weighted assets)	$43,030	13.95%	$30,454	9.875%	$32,381	10.50%	$30,839	10.00%
Tier 1 capital (to risk weighted assets)	40,240	13.05%	24,286	7.875%	26,213	8.50%	24,671	8.00%
Common equity Tier 1 capital (to risk weighted assets)	40,240	13.05%	19,660	6.375%	21,587	7.00%	20,045	6.50%
Tier 1 capital (to average assets)	40,240	8.74%	18,409	4.000%	18,409	4.00%	23,012	5.00%
Bank of New Mexico
Total capital (to risk weighted assets)	$13,982	13.79%	$10,012	9.875%	$10,646	10.50%	$10,139	10.00%
Tier 1 capital (to risk weighted assets)	12,793	12.62%	7,984	7.875%	8,618	8.50%	8,111	8.00%
Common equity Tier 1 capital (to risk weighted assets)	12,793	12.62%	6,463	6.375%	7,097	7.00%	6,590	6.50%
Tier 1 capital (to average assets)	12,793	8.21%	6,230	4.00%	6,230	4.00%	7,787	5.00%

First Bancorp of Durango, Inc. and Subsidiaries

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2018 and December 31, 2017

and for the six months ended June 30, 2018 and 2017

(Unaudited)

	Actual		Minimum required for capital adequacy purposes - Basel III phase-in		Minimum required for capital adequacy purposes - Basel III fully phased-in		Required to be considered well capitalized
	Amount	Ratio	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(dollars in thousands)
As of December 31, 2017
First National Bank of Durango
Total capital (to risk weighted assets)	$43,308	12.92%	$30,995	9.250%	$35,184	10.50%	$33,509	10.00%
Tier 1 capital (to risk weighted assets)	40,302	12.03%	24,294	7.250%	28,482	8.50%	26,807	8.00%
Common equity Tier 1 capital (to risk weighted assets)	40,302	12.03%	19,267	5.750%	23,456	7.00%	21,781	6.50%
Tier 1 capital (to average assets)	40,302	8.39%	19,207	4.000%	19,207	4.00%	24,009	5.00%
Bank of New Mexico
Total capital (to risk weighted assets)	$14,210	13.90%	$8,820	8.625%	$10,738	10.50%	$10,226	10.00%
Tier 1 capital (to risk weighted assets)	12,976	12.69%	6,775	6.625%	8,692	8.50%	8,181	8.00%
Common equity Tier 1 capital (to risk weighted assets)	12,976	12.69%	5,241	5.125%	7,158	7.00%	6,647	6.50%
Tier 1 capital (to average assets)	12,976	8.66%	5,991	4.00%	5,991	4.00%	7,489	5.00%

Regulatory authorities can initiate certain mandatory actions if the Banks fail to meet the minimum capital requirements, which could have a direct and material effect on the Company’s financial statements.  Management believes, as of June 30, 2018 and December 31, 2017, that the Banks meet all capital adequacy requirements to which they are subject and that the Banks exceed the minimum levels necessary to be considered “well capitalized.”

The principal source of income and funds of FBD are dividends from the Banks.  Dividends declared by the Banks that exceed their retained net income for the most current year plus retained net income for the preceding two years must be approved by their federal regulatory agencies. In addition, dividends paid by the Banks would be prohibited if the effect thereof would cause the Banks' capital to be reduced below the minimum capital requirements.

First Bancorp of Durango, Inc. and Subsidiaries

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2018 and December 31, 2017

and for the six months ended June 30, 2018 and 2017

(Unaudited)

NOTE 10 – FAIR VALUE MEASUREMENTS AND DISCLOSURES

The following is a description of the Company’s valuation methodologies for assets and liabilities recorded at fair value:

Securities Available for Sale – Securities are recorded at fair value on a recurring basis based upon measurements obtained from independent pricing services.  For certain corporate securities, fair value measurements are based on quoted market prices (level 1). For U.S. Government agency securities, mortgage-backed securities, collateralized mortgage obligations, certain municipal securities and certain corporate securities, fair value measurements consider observable data that may include dealer quotes, market spreads, cash flows, the U.S. Treasury yield curve, market consensus prepayment speeds, credit information and the bonds’ terms and conditions, among other things (level 2).  For certain municipal securities and other securities, market activity and observable data is highly limited. Fair value of these securities is based upon management’s estimates of the securities’ future cash flows and future market conditions (level 3).

Loans Held For Sale - The Company does not record loans held for sale at fair value on a recurring basis. However, from time to time, fair value adjustments are recorded on these loans to reflect declines in value based on commitments in hand from investors or prevailing investor yield requirements (level 2).

Impaired Loans - The Company does not record loans at fair value on a recurring basis. However, from time to time, valuation allowances are recorded on impaired loans to reflect (1) the current appraised or market-quoted value of the underlying collateral, or (2) the discounted value of expected cash flows. In some cases, the properties for which market quotes or appraised values have been obtained are located in areas where comparable sales data is limited, outdated, or unavailable. Fair value estimates for impaired loans evaluated individually are obtained from independent appraisers or other third-party consultants, or are based on discounted cash flow analyses (level 3).  Fair value estimates for impaired loans evaluated collectively are based on statistics reflective of the loans’ credit risk (level 3).

Real Estate Held For Sale - The Company does not record real estate held for sale at fair value on a recurring basis. However, from time to time, fair value adjustments are recorded on these properties to reflect the current appraised value (less an estimate of cost to sell). In some cases, the properties for which appraised values have been obtained are located in areas where comparable sales data is limited, outdated, or unavailable. Fair value estimates for real estate held for sale are obtained from independent appraisers or other third-party consultants (level 3).

First Bancorp of Durango, Inc. and Subsidiaries

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2018 and December 31, 2017

and for the six months ended June 30, 2018 and 2017

(Unaudited)

The following table provides the hierarchy and fair value for each major category of assets and liabilities recorded at fair value on a recurring basis:

	June 30, 2018
	Quoted prices in active markets for identical assets (Level 1)	Other observable inputs (Level 2)	Significant unobservable inputs (Level 3)	Carrying amount
	(in thousands)
Securities available for sale
U.S. government agency	$—	$3,547	$—	$3,547
State and municipal	—	170,043	235	170,278
Corporate and foreign	—	77,889	—	77,889
Pass-through	—	4,336	384	4,720
	$—	$255,815	$619	$256,434

	December 31, 2017
	Quoted prices in active markets for identical assets (Level 1)	Other observable inputs (Level 2)	Significant unobservable inputs (Level 3)	Carrying amount
	(in thousands)
Securities available for sale
U.S. government agency	$—	$4,368	$—	$4,368
State and municipal	—	198,900	2,800	201,700
Corporate and foreign	499	88,699	167	89,365
Pass-through	—	4,904	483	5,387
	$499	$296,871	$3,450	$300,820

Activity for investment securities recorded at fair value on a recurring basis using significant unobservable inputs (Level 3) is immaterial to the financial statements for the six months ended June 30, 2018 and 2017.

First Bancorp of Durango, Inc. and Subsidiaries

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2018 and December 31, 2017

and for the six months ended June 30, 2018 and 2017

(Unaudited)

The following table provides the hierarchy and fair value for each major category of assets and liabilities recorded at fair value on a non-recurring basis:

	Quoted prices in active markets for identical assets (Level 1)	Other observable inputs (Level 2)	Significant unobservable inputs (Level 3)	Carrying amount
	(in thousands)
June 30, 2018
Impaired loans	$—	$—	$1,309	$1,309
Real estate held for sale	$—	$—	$66	$66

December 31, 2017
Impaired loans	$—	$—	$836	$836
Real estate held for sale	$—	$—	$1,882	$1,882

At June 30, 2018, impaired loans with a gross carrying amount of $1,743,000 have a valuation allowance of $434,000.  At December 31, 2017, impaired loans with a gross carrying amount of $1,231,000 have a valuation allowance of $395,000.  The valuation allowances have been recorded through the provision for loan losses.  Impaired loans of $413,000 at June 30, 2018 and $5,481,000 at December 31, 2017 have no valuation allowances.

At June 30, 2018 there are no valuation allowances on real estate held for sale and the property is carried at its initial fair value cost basis established at acquisition.  At December 31, 2017, real estate held for sale with an initial cost basis of $4,629,000 has a $2,747,000 valuation allowance.  The valuation allowances were recorded through net expense from real estate held for sale.

There are no fair value adjustments to loans held for sale at June 30, 2018 and December 31, 2017.

NOTE 11 – SALE OF COMPANY AND SUBSEQUENT EVENTS

In the second quarter of 2018, the Company entered into a definitive agreement to be acquired by, and merged with and into, Triumph Bancorp, Inc. through the Company’s shareholders’ exchange of all the Company’s common stock for cash from Triumph (NASDAQ:  TBK).  The transaction is expected to close in September, 2018.

In July, 2018, the Company declared and paid a dividend of $300,000.  In August, 2018, the Company recorded a $403,000 reverse provision to the allowance for loan losses and a $58,000 reverse provision to the allowance for losses on unfunded credit commitments.

SUPPLEMENTAL CONSOLIDATING SCHEDULES

First Bancorp of Durango, Inc. and Subsidiaries

UNAUDITED SUPPLEMENTAL CONSOLIDATING BALANCE SHEETS

	June 30, 2018
	First Bancorp	The First		Consol-
	of Durango,	National Bank	Bank of	idating
	Inc.	of Durango	New Mexico	entries	Consolidated
	(in thousands)
ASSETS
Cash and due from banks	$110	$10,591	$3,888	$(110)	$14,479
Interest-bearing deposits	12,159	41,852	17,254	(12)	71,253
Federal funds sold	—	220	—	—	220
Cash and cash equivalents	12,269	52,663	21,142	(122)	85,952
Securities available for sale	—	200,248	56,186	—	256,434
Nonmarketable equity securities	—	746	65	—	811
Investment in subsidiaries	53,836	—	—	(53,836)	—
Loans held for sale	—	2,019	—	—	2,019
Loans	513	197,026	71,650	—	269,189
Less allowance for loan losses	—	(2,670)	(1,189)	—	(3,859)
Total loans	513	194,356	70,461	—	265,330
Premises and equipment, net	—	8,847	4,062	—	12,909
Accrued interest receivable	—	1,918	673	—	2,591
Real estate held for sale	—	—	66	—	66
Intangible assets	—	17	2,119	—	2,136
Other assets	6	412	159	—	577
	$66,624	$461,226	$154,933	$(53,958)	$628,825
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Deposits
Noninterest-bearing	$—	$76,085	$29,197	$(110)	$105,172
Interest-bearing	—	343,883	110,473	(12)	454,344
Total deposits	—	419,968	139,670	(122)	559,516
Repurchase agreements	—	446	—	—	446
Accrued interest payable	—	54	71	—	125
Federal Home Loan Bank borrowings	—	637	—	—	637
Other liabilities	300	1,024	453	—	1,777
Total liabilities	300	422,129	140,194	(122)	562,501

Stockholders' equity
Common stock	384	450	1,000	(1,450)	384
Additional paid-in capital	14,068	7,300	10,592	(17,892)	14,068
Retained earnings	53,674	32,507	3,320	(35,827)	53,674
Note receivable for issuance of common stock	(469)	—	—	—	(469)
Accumulated other comprehensive loss	(1,333)	(1,160)	(173)	1,333	(1,333)
Total stockholders' equity	66,324	39,097	14,739	(53,836)	66,324
	$66,624	$461,226	$154,933	$(53,958)	$628,825

First Bancorp of Durango, Inc. and Subsidiaries

UNAUDITED SUPPLEMENTAL CONSOLIDATING BALANCE SHEETS

	December 31, 2017
	First Bancorp	The First		Consol-
	of Durango,	National Bank	Bank of	idating
	Inc.	of Durango	New Mexico	entries	Consolidated
	(in thousands)
ASSETS
Cash and due from banks	$133	$12,591	$5,613	$(133)	$18,204
Interest-bearing deposits	12,077	17,679	9,013	(12)	38,757
Cash and cash equivalents	12,210	30,270	14,626	(145)	56,961
Securities available for sale	—	238,268	62,552	—	300,820
Nonmarketable equity securities	—	760	65	—	825
Investment in subsidiaries	56,010	—	—	(56,010)	—
Loans held for sale	—	2,949	—	—	2,949
Loans	585	197,371	69,752	—	267,708
Less allowance for loan losses	—	(2,886)	(1,234)	—	(4,120)
Total loans	585	194,485	68,518	—	263,588
Premises and equipment, net	—	9,297	4,241	—	13,538
Accrued interest receivable	—	2,030	698	—	2,728
Real estate held for sale	—	1,882	—	—	1,882
Intangible assets	—	35	2,119	—	2,154
Other assets	6	576	193	—	775
	$68,811	$480,552	$153,012	$(56,155)	$646,220
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Deposits
Noninterest-bearing	$—	$76,216	$30,455	$(133)	$106,538
Interest-bearing	—	360,827	106,659	(12)	467,474
Total deposits	—	437,043	137,114	(145)	574,012
Repurchase agreements	—	631	—	—	631
Accrued interest payable	—	48	73	—	121
Federal Home Loan Bank borrowings	—	655	—	—	655
Other liabilities	246	1,483	507	—	2,236
Total liabilities	246	439,860	137,694	(145)	577,655
Stockholders' equity
Common stock	384	450	1,000	(1,450)	384
Additional paid-in capital	14,068	7,300	10,592	(17,892)	14,068
Retained earnings	53,999	32,580	3,503	(36,083)	53,999
Note receivable for issuance of common stock	(471)	—	—	—	(471)
Accumulated other comprehensive income	585	362	223	(585)	585
Total stockholders' equity	68,565	40,692	15,318	(56,010)	68,565
	$68,811	$480,552	$153,012	$(56,155)	$646,220

First Bancorp of Durango, Inc. and Subsidiaries

UNAUDITED SUPPLEMENTAL CONSOLIDATING STATEMENTS OF INCOME

	Six Months Ended June 30, 2018
	First Bancorp	The First		Consol-
	of Durango,	National Bank	Bank of	idating
	Inc.	of Durango	New Mexico	entries	Consolidated
	(in thousands)
Interest income
Loans, including fees	$20	$4,959	$2,037	$—	$7,016
Taxable investment securities	—	1,101	210	—	1,311
Tax-exempt investment securities	—	1,379	527	—	1,906
Interest-bearing deposits and federal funds sold	92	240	122	—	454
Dividends on nonmarketable equity securities	—	12	—	—	12
Total interest income	112	7,691	2,896	—	10,699
Interest expense
Deposits	—	567	148	—	715
Federal Home Loan Bank borrowings	—	20	—	—	20
Total interest expense	—	587	148	—	735
Net interest income	112	7,104	2,748	—	9,964
Provision (reverse provision) for loan losses	—	(199)	80	—	(119)
Net interest income after provision for loan losses	112	7,303	2,668	—	10,083
Noninterest income
Service charges on deposit accounts	—	297	386	—	683
ATM and debit card	—	790	254	—	1,044
Mortgage banking	—	218	—	—	218
Investment services	—	277	—	—	277
Dividends from subsidiaries	2,652	—	—	(2,652)	—
Other	—	206	27	(60)	173
	2,652	1,788	667	(2,712)	2,395
Noninterest expense
Salaries and employee benefits	(5)	3,607	1,268	—	4,870
Occupancy and equipment	—	803	348	—	1,151
Data processing	—	410	240	(36)	614
ATM and debit card	—	347	129	—	476
Marketing and business development	—	296	62	—	358
Professional and advisory fees	492	285	142	—	919
Regulatory assessments and deposit insurance	—	165	52	—	217
Foreclosed real estate, net	—	854	—	—	854
Investment services	—	167	—	—	167
Amortization of intangibles	—	18	—	—	18
Other	39	640	197	(24)	852
	526	7,592	2,438	(60)	10,496
Income before equity in income of subsidiaries	2,238	1,499	897	(2,652)	1,982
Equity in undistributed earnings of subsidiaries	(256)	—	—	256	—
NET INCOME	$1,982	$1,499	$897	$(2,396)	$1,982

First Bancorp of Durango, Inc. and Subsidiaries

UNAUDITED SUPPLEMENTAL CONSOLIDATING STATEMENTS OF INCOME

	Six Months Ended June 30, 2017
	First Bancorp	The First		Consol-
	of Durango,	National Bank	Bank of	idating
	Inc.	of Durango	New Mexico	entries	Consolidated
	(in thousands)
Interest income
Loans, including fees	$19	$4,082	$1,925	$—	$6,026
Taxable investment securities	—	1,070	259	—	1,329
Tax-exempt investment securities	—	1,710	597	—	2,307
Interest-bearing deposits and federal funds sold	28	174	35	—	237
Dividends on nonmarketable equity securities	—	10	—	—	10
Total interest income	47	7,046	2,816	—	9,909
Interest expense
Deposits	—	266	124	—	390
Repurchase agreements and federal funds purchased	—	1	—	—	1
Federal Home Loan Bank borrowings	—	21	—	—	21
Total interest expense	—	288	124	—	412
Net interest income	47	6,758	2,692	—	9,497
Provision (reverse provision) for loan losses	—	(375)	120	—	(255)
Net interest income after provision for loan losses	47	7,133	2,572	—	9,752
Noninterest income
Service charges on deposit accounts	—	279	376	—	655
ATM and debit card	—	684	207	—	891
Mortgage banking	—	238	—	—	238
Investment services	—	245	—	—	245
Net gain (loss) on sale of investment securities	—	—	(3)	—	(3)
Dividends from subsidiaries	1,200	—	—	(1,200)	—
Other	—	179	29	(53)	155
	1,200	1,625	609	(1,253)	2,181
Noninterest expense
Salaries and employee benefits	31	3,514	1,304	—	4,849
Occupancy and equipment	—	768	349	—	1,117
Data processing	—	383	205	(37)	551
ATM and debit card	—	300	125	—	425
Marketing and business development	—	220	63	—	283
Professional and advisory fees	130	314	127	—	571
Regulatory assessments and deposit insurance	—	151	62	—	213
Foreclosed real estate, net	—	32	—	—	32
Investment services	—	166	—	—	166
Amortization of intangibles	—	26	—	—	26
Other	6	680	215	(16)	885
	167	6,554	2,450	(53)	9,118
Income before equity in income of subsidiaries	1,080	2,204	731	(1,200)	2,815
Equity in undistributed earnings of subsidiaries	1,735	—	—	(1,735)	—
NET INCOME	$2,815	$2,204	$731	$(2,935)	$2,815